Exhibit 24
POWER OF ATTORNEY

 Know all by these presents, that the undersigned (the "Reporting Person"), hereby constitutes and appoints Daniel O. Wilds and Alan M. Mitchel, signing singly, as the Reporting
Person's true and lawful attorneys-in-fact to:

      1. execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as a director of SCOLR Pharma, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

      2. do and perform and any and all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

      3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the Reporting Person.

 The Reporting Person hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-
fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting Person, are not assuming, nor is the Company assuming, any of the Reporting
Person's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect for a period of no more than three (3) years from the date of execution or until the Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to the Reporting Person's holdings of an transactions in securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed this 3rd day of January, 2006.

       January 3, 2006
       /s/ Hans Mueller

       Hans Mueller, Ph.D.
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